EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96923) pertaining to the Quantum Fuel Systems Technologies Worldwide, Inc., 2002 Stock Incentive Plan of our report dated June 10, 2004, with respect to the financial statements and schedule of Quantum Fuel Systems Technologies Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2004.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 28, 2004